SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 21, 2003

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation 1000 Nicollet Mall 31st Floor, Suite 3136 Minneapolis, Minnesota 55403 (612) 696-3102
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Item 5:  Other Events

The Monthly Servicer’s Certificates for the Monthly Period ended May 3, 2003 and the Monthly Certificateholders’ Statements for the Monthly Period ended May 3, 2003, with respect to the Class A Asset Backed Certificates, 5.90% Series 1998-1 and the Class B Asset Backed Certificates, Series 1998-1, the Floating Rate Class A Asset Backed Certificates, Series 2001-1, the Class B Asset Backed Certificates, Series 2001-1, the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust (the “Trust”), were delivered to the Trustee on May 21, 2003, and the Monthly Certificateholders’ Statements will be distributed to Certificateholders on May 27, 2003.

The above described Monthly Servicer’s Certificates are filed as Exhibits 20.1, 20.3, and 20.5 to this Report. The above described Monthly Certificateholders’ Statements are filed as Exhibits 20.2, 20.4, and 20.6 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2003

TARGET RECEIVABLES CORPORATION

	By:	/s/ Terrence J. Scully

	Name:	Terrence J. Scully
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

20.1	Series 1998-1 Monthly Servicer’s Certificate for the Monthly Period ended May 3, 2003.

20.2	Series 1998-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 3, 2003.

20.3	Series 2001-1 Monthly Servicer’s Certificate for the Monthly Period ended May 3, 2003.

20.4	Series 2001-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 3, 2003.

20.5	Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended May 3, 2003.

20.6	Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 3, 2003.